Exhibit 10.2

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Agreement”), is made and entered into as of May 5, 2008 (the “Effective Date”), by and among James River Coal Company, a corporation organized under the laws of Virginia (“JRCC”), and certain of JRCC’s Subsidiaries identified on the signature pages hereof, as borrowers (such Subsidiaries, together with JRCC, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), and the other credit parties hereto, identified on the signature pages hereof as Guarantors (together, the Borrowers and Guarantors, the “Credit Parties”), the lenders party hereto from time to time (the “Lenders”), General Electric Capital Corporation (“GECC”), a corporation formed under the laws of Delaware, as co-lead arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), with Morgan Stanley Senior Funding, Inc., having acted as co-lead arranger for the Lenders with GECC.

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, the Lenders and L/C Issuers party thereto, and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of February 26, 2007 (as amended, restated, supplemented and revised from time to time, the “Credit Agreement”), pursuant to which the Lenders have committed to make certain loans and other extensions of credit to the Borrowers upon the terms and conditions set forth therein; and

WHEREAS, the Borrowers have requested that the Lenders make certain changes to the Credit Agreement and that the Lenders consent to certain actions of the Borrowers; and

WHEREAS, the Lenders are willing, upon and subject to certain conditions, to amend the Credit Agreement in certain respects, all in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.           Waiver. The Administrative Agent and the undersigned Lenders, subject to the terms and conditions of this Agreement, including without limitation the conditions to effectiveness specified in Section 7 below, hereby waive any Default or Event of Default solely occurring by reason of the Borrower’s failure to comply with (a) the Minimum Consolidated EBITDA covenant set forth in Section 10.01 of the Credit Agreement solely for the period ending March 31, 2008 and (b) the Leverage Ratio covenant set forth in Section 10.02 solely for the period ending March 31, 2008.

3.           Amendments to the Credit Agreement.

(a)           Section 1.01 of the Credit Agreement, Definitions, is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Second Amendment Date” means the effective date of the Waiver and Second Amendment to Revolving Credit Agreement dated as of May 5, 2008.

“Senior Notes” means the 9.375% Senior Notes Due 2012 issued pursuant to the Indenture.

(b)           Section 1.01 of the Credit Agreement, Definitions, is hereby amended by deleting the definitions of “Consolidated EBITDA” and “Leverage Ratio” in their entirety and substituting in lieu thereof the following:

“Consolidated EBITDA” means, with respect to any Person for any period, the consolidated Net Income of such Person for such period plus, without duplication, the sum of the following amounts of such Person for such period to the extent deducted in the determination of consolidated Net Income of such Person for such period:  (a) Net Interest Expense and all fees and charges in connection with the Agreement, the Term Credit Agreement and the Prior Credit Agreement, (b) provisions for federal, state, local and foreign income, value added and similar Taxes, (c) depreciation expense, (d) amortization expense, (e) non-cash extraordinary, unusual or non-recurring losses (determined on an after tax basis), (f) fees due and payable to Wachovia Bank, N.A. in connection with cash management services for deposit accounts maintained at Wachovia Bank, N.A. in an aggregate amount not to exceed $300,000 in any fiscal year, and (g) non-cash expenses from the granting of stock options and restricted stock grants minus, the amount of non-cash extraordinary, unusual or non-recurring gains (determined on an after tax basis) of such Person for such period to the extent added in the determination of consolidated Net Income of such Person for such period.  For the avoidance of doubt, the calculation of Consolidated EBITDA shall exclude, any non-cash prepaid asset write-off related to KRP in the amount of $1,800,000 (one million eight hundred thousand dollars) for the Fiscal Year ending December 31, 2008.

“Leverage Ratio” ” means, as of any date of determination (a) the amount of Senior Funded Indebtedness as of such date, divided by (b) the amount of Consolidated EBITDA of the Borrowers and their Subsidiaries for the twelve (12) month period most recently ended prior to that date; provided that, notwithstanding anything contained herein to the contrary, for purposes of calculating the Leverage Ratio for the fiscal quarter ending as of (i) June 30, 2008, the amount of Consolidated EBITDA required in clause (b) of this definition shall be determined by taking the amount of Consolidated EBITDA for the six months ended as of June 30, 2008 and multiplying that amount by two (i.e. 6 months Consolidated EBITDA times 2) and (ii) September 30, 2008, the amount of Consolidated EBITDA required in clause (b) of this definition shall be determined by taking the amount of Consolidated EBITDA for the nine months ended as of September 30, 2008 and multiplying that amount by four and dividing the result by three (i.e. 9 months Consolidated EBITDA times 4/3).

(c)           Section 9.05 of the Credit Agreement, Limitation on Issuance of Equity Interests, is hereby amended by deleting clause (e) in its entirety and inserting the following in lieu thereof:

“(e) issuances of Equity Interests (other than Disqualified Equity Interests) consisting solely of common stock of JRCC, to the holders of the Senior Notes in exchange for, or as a redemption or repayment of, any or all such Senior Notes.”

(d)           Section 10.01, Minimum Consolidated EBITDA, of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

        “SECTION 10.01 Minimum Consolidated EBITDA.  The Credit Parties shall not permit Consolidated EBITDA for the indicated period ending on any date set forth in the table below to be less than the amount set forth opposite such date:

Measurement Period Ending		Consolidated EBITDA
June 30, 2008	(6 Months)	$8.6 million
September 30, 2008	(9 Months)	$27.5 million
December 31, 2008	(12 Months)	$41.0 million
March 31, 2009	(12 Months)	$54.1 million
June 30, 2009	(12 Months)	$61.3 million
September 30, 2009	(12 Months)	$72.2 million
December 31, 2009	(12 Months)	$78.9 million
March 31, 2010	(12 Months)	$78.9 million
June 30, 2010	(12 Months)	$78.1 million
September 30, 2010	(12 Months)	$76.5 million
December 31, 2010	(12 Months)	$78.8 million

(e)           Section 10.02, Leverage Ratio, of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

        “SECTION 10.02   Leverage Ratio.  The Credit Parties shall not permit the Leverage Ratio for the Credit Parties as of any date set forth in the table below to be greater than the amount set forth opposite such date:

Measurement Period Ending	Leverage Ratio
June 30, 2008	5.0x
September 30, 2008	3.0x
December 31, 2008	2.6x
March 31, 2009	2.2x
June 30, 2009	1.7x
September 30, 2009	1.5x
December 31, 2009	1.5x
March 31, 2010	1.5x
June 30, 2010	1.5x
September 30, 2010	1.6x
December 31, 2010	1.5x

4.           Affirmation and Acknowledgment of the Borrowers.  The Borrowers hereby ratify and confirm all of their Obligations to the Lenders, including, without limitation, the Loans, and the Borrowers hereby affirm their absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, and all other amounts due under the Credit Agreement and the other Loan Documents as amended hereby.  The Borrowers hereby confirm that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers as security for the Obligations.

5.           No Other Waivers, Amendments or Consents.  Except for the waiver in Section 2, the consents in Section 3 hereof and the amendments expressly set forth and referred to in Section 4 hereof, the Credit Agreement shall remain unchanged and in full force and effect.  The waiver and consents contained herein shall not extend beyond the terms expressly set forth herein for such waiver and consents, nor impair any right or power accruing to the Administrative Agent or any Lender with respect to any other Default or Event of Default or any Default or Event of Default which occurs after the date hereof.  Nothing in this Agreement is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Administrative Agent’s Liens under the Credit Agreement and Loan Documents.

6.           Representations, Warranties and Covenants.  To induce the undersigned Lenders to enter into this Agreement, the Credit Parties hereby warrant, represent and covenant to and with to the Lenders and the Administrative Agent that: (a) this Agreement has been duly authorized, executed and delivered by the Credit Parties; (b) this Agreement and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms; (c) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of this date; (d) no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Credit Parties of this Agreement or the Credit Agreement as amended hereby; and (e) after giving effect to this Agreement, all of the representations and warranties made by the Credit Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Agreement (except to the extent that any such representations or warranties expressly referred to a specific prior date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement or the other Loan Documents).  Any breach by the Credit Parties of any of its representations, warranties and covenants contained in this Section 7 shall be an Event of Default under the Credit Agreement.

7.            Conditions to Effectiveness.  This Agreement shall not become effective unless and until the Administrative Agent has received (a) payment from the Borrowers of an amendment fee in an amount equal to 0.25% times the Commitments, (b) one or more counterparts of this Agreement, duly executed, completed and delivered by the Borrowers, the other Credit Parties and the Required Lenders and (c) a fully-executed amendment to the Term Credit Agreement, in substantially the form attached hereto as Exhibit A.

8.           Reimbursement of Expenses.  The Borrowers hereby agree to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Agreement and the other documents executed in connection herewith and the transactions contemplated hereby.

9.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

10.           Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, the Borrowers hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

11.           Counterparts.  This Agreement may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

12.           Entire Agreement.  The Credit Agreement as amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

13.           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

14.           No Third Party Reliance.  This Agreement is solely for the benefit of the parties signatory hereto, their successors and permitted assigns.  No waiver, consent or amendment pursuant to this Agreement may be relied upon by any third parties.

15.           Release.  The Credit Parties hereby remise, release, acquit, satisfy and forever discharge the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders, the Administrative Agent, the Collateral Agent, or the L/C Issuer of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer their respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Lenders or the Administrative Agent (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to the Credit Agreement or any of the other Loan Documents (including this Agreement) through the date hereof.  Without limiting the generality of the foregoing, the Credit Parties waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders, Administrative Agent or other Releasees on or prior to the date hereof.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to Revolving Credit Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWERS:

JAMES RIVER COAL COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

JAMES RIVER COAL SERVICE COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

LEECO, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

TRIAD MINING, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

TRIAD UNDERGROUND MINING, LLC

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

JAMES RIVER COAL COMPANY
SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

BLEDSOE COAL CORPORATION

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

JOHNS CREEK ELKHORN COAL CORPORATION

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

JAMES RIVER COAL SALES, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

BLEDSOE COAL LEASING COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

BLUE DIAMOND COAL COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

JAMES RIVER COAL COMPANY
SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

MCCOY ELKHORN COAL CORPORATION

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

GUARANTORS:

BDCC HOLDING COMPANY, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

EOLIA RESOURCES, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

SHAMROCK COAL COMPANY, INCORPORATED

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

JOHNS CREEK COAL COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

JAMES RIVER COAL COMPANY
SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

JOHNS CREEK PROCESSING COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

JAMES RIVER COAL COMPANY
SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

LENDER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ James DeSantis
Name: James DeSantis
Title: Duly Authorized Signatory

JAMES RIVER COAL COMPANY
SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

Exhibit A

[Term Loan Credit Agreement Amendment]